UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2024

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

535 Marriott Drive	Nashville	Tennessee	37214
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 8, 2024, Genesco Inc. issued a press release announcing results of operations for the fourth fiscal quarter and year ended February 3, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 8, 2024, the Company also posted on its website, www.genesco.com, a slide presentation with summary results. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the press release furnished herewith contains non-GAAP financial measures, including adjusted selling and administrative expense, operating income, pretax earnings, earnings from continuing operations and earnings per share from continuing operations, as discussed in the text of the release and as detailed on the reconciliation schedule attached to the press release. For consistency and ease of comparison with the adjusted results for the prior period announced last year, the Company believes that disclosure of the non-GAAP measures will be useful to investors.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release issued by Genesco Inc. on March 8, 2024

99.2	Genesco Inc. Fourth Fiscal Quarter ended February 3, 2024 Summary Results

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: March 8, 2024	By:	/s/ Thomas A. George
	Name:	Thomas A. George
	Title:	Senior Vice President and Chief Financial Officer